EXHIBIT 99.2

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY TO PRESENT AT IPAA OIL & GAS INVESTMENT SYMPOSIUM
 IN NEW YORK

DENVER, April 14, 2009 – St. Mary Land & Exploration Company (NYSE: SM) announces that the Company's President and Chief Executive Officer, Tony Best, will present at the IPAA Oil & Gas Investment Symposium at 9:35 am Eastern time on Monday, April 20, 2009, at the Sheraton New York Hotel and Towers.  A link to the webcast will be available on the Company’s website at www.stmaryland.com.   St. Mary’s conference presentation will also be available at that same website beginning Monday, April 20, 2009.